Exhibit 99.1

Key Technology Announces Significant Order from Leading Agricultural Company

-- Contract Valued at Approximately $5 Million --

WALLA WALLA, Wash., December 13, 2012 - Key Technology, Inc. (Nasdaq: KTEC), a worldwide leader and full-solutions provider in the design and manufacture of process automation systems, today announced it has entered into an agreement valued at approximately $5 million to supply optical sorting solutions to a Fortune 500 provider of agricultural products. Shipments of the new order are expected to begin in January and conclude by the end of March.

Jack Ehren, President and Chief Executive Officer commented, "This order is a result of the successful installation and operation of our systems in multiple plants with this same customer during the past season, totaling approximately $4 million. We are gratified that we have the opportunity to partner with this customer again in achieving their goal to provide quality agricultural products."

Key Technology's Veo™ Optical Sorters, equipped with advanced cameras and image processing, are used to inspect and sort ears of seed corn. The Veo can be viewed sorting seed corn by visiting the following link: http://www.youtube.com/watch?v=yqW2GjXl4tE&lr=1 .

About Key Technology

Key Technology, Inc., headquartered in Walla Walla, Washington, is a worldwide leader in the design and manufacture of process automation systems for the food processing, industrial and pharmaceutical markets. The Company's products integrate electro-optical inspection and sorting, specialized conveying and product preparation equipment, which allows processors to improve quality, increase yield and reduce cost. Key has manufacturing facilities in Washington, Oregon, and the Netherlands, and worldwide sales and service coverage.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address future financial and operating results.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	changes in general economic conditions and disruption in financial markets may adversely affect the business of our customers and our business and results of operations;

•
ongoing uncertainty and volatility in the financial markets related to the U.S. budget deficit, the European sovereign debt crisis and the state of the U.S. economic recovery may adversely affect our operating results;

•	economic conditions in the food processing industry, either globally or regionally, may adversely affect our revenues;

•	the loss of any of our significant customers could reduce our revenues and profitability;

•	the significance of major orders could result in significant fluctuation in quarterly operating results;

•	our inability to obtain products and components from suppliers would adversely affect our ability to manufacture and market our products;

•
our information systems, computer equipment and information databases are critical to our business operations, and any damage or disruptions could adversely affect our business and results of operations;

•	our dependence on certain suppliers may leave us temporarily without adequate access to raw materials or products;

•	the limited availability and possible cost fluctuations of materials used in our products could adversely affect our gross margins;

For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, particularly Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2012.

Contact:
Jack Ehren
President and Chief Executive Officer
Key Technology, Inc.
(509) 529-2161

Note: News releases and other information about Key Technology, Inc. can be accessed at www.key.net.